Exhibit 99.1
FOR IMMEDIATE RELEASE
Qualcomm Contact:
Warren Kneeshaw
Phone: 1-858-658-4813
e-mail: ir@qualcomm.com
Qualcomm Announces Fourth Quarter and Fiscal 2010 Results
Fiscal 2010 Revenues $11 Billion, EPS $1.96
Non-GAAP EPS $2.46
Reports Record MSM Shipments and Record EPS
SAN DIEGO — November 3, 2010 — Qualcomm Incorporated (Nasdaq: QCOM), a leading developer and innovator of advanced wireless technologies, products and services, today announced results for the fourth fiscal quarter and year ended September 26, 2010.
“I am very pleased with our performance this year as we delivered record earnings per share and record MSM chipset volumes,” said Dr. Paul E. Jacobs, chairman and CEO of Qualcomm. “Our outlook includes strong revenue and earnings growth in fiscal 2011. In the coming year, we expect continued strong growth in CDMA-based device shipments, including smartphones and other data-centric devices, driven by the global adoption of 3G and accelerating consumer demand for wireless data. With our industry-leading chipset roadmap, broad licensing program and increasing number of global partners, we are well positioned to take advantage of these industry trends.”
GAAP Results
Qualcomm results are reported in accordance with generally accepted accounting principles (GAAP).
Fourth Quarter Fiscal 2010
•	Revenues: $2.95 billion, up 10 percent year-over-year (y-o-y) and 9 percent sequentially.
•	Operating income: $837 million, up 40 percent y-o-y and 6 percent sequentially.
•	Net income: $865 million, up 8 percent y-o-y and 13 percent sequentially.
•	Diluted earnings per share: $0.53, up 10 percent y-o-y and 13 percent sequentially.
•	Effective tax rate: 17 percent.
•	Operating cash flow: $1.09 billion, down 17 percent y-o-y; 37 percent of revenues.

Qualcomm Announces Fourth Quarter and Fiscal 2010 Results	Page 2 of 19
•	Return of capital to stockholders: $427 million, including $305 million, or $0.19 per share, of cash dividends paid, and $122 million to repurchase 3.5 million shares of our common stock.
Fiscal 2010
•	Revenues: $10.99 billion, up 6 percent y-o-y.
•	Operating income: $3.28 billion, up 47 percent y-o-y.
•	Net income: $3.25 billion, up 104 percent y-o-y.
•	Diluted earnings per share: $1.96, up 106 percent y-o-y.
•	Effective tax rate: 20 percent.
•	Operating cash flow: $4.08 billion, down 43 percent y-o-y; 37 percent of revenues.
•	Return of capital to stockholders: $4.19 billion, including $1.18 billion, or $0.72 per share, of cash dividends paid, and $3.02 billion to repurchase 79.8 million shares of our common stock.
Non-GAAP Results
Non-GAAP results exclude the Qualcomm Strategic Initiatives (QSI) segment, certain share-based compensation, certain tax items that are not related to the current year and acquired in-process research and development (R&D) expense.
Fourth Quarter Fiscal 2010
•	Revenues: $2.95 billion, up 10 percent y-o-y and 9 percent sequentially.
•	Operating income: $1.13 billion, up 36 percent y-o-y and 14 percent sequentially.
•	Net income: $1.11 billion, up 36 percent y-o-y and 18 percent sequentially.
•	Diluted earnings per share: $0.68, up 42 percent y-o-y and 19 percent sequentially. The current quarter excludes $0.05 loss per share attributable to the QSI segment, $0.07 loss per share attributable to certain share-based compensation and $0.02 loss per share attributable to certain tax items (the sum of Non-GAAP earnings per share and items excluded do not equal GAAP earnings per share due to rounding).
•	Effective tax rate: 19 percent.
•	Free cash flow: $1.11 billion, down 14 percent y-o-y; 38 percent of revenues (defined as net cash from operating activities less capital expenditures).

Qualcomm Announces Fourth Quarter and Fiscal 2010 Results	Page 3 of 19

Fiscal 2010
•	Revenues: $10.98 billion, up 6 percent y-o-y.

•	Operating income: $4.32 billion, up 37 percent y-o-y.

•	Net income: $4.07 billion, up 86 percent y-o-y.
•	Diluted earnings per share: $2.46, up 88 percent y-o-y. The current fiscal year excludes $0.13 loss per share attributable to the QSI segment, $0.27 loss per share attributable to certain share-based compensation and $0.10 loss per share attributable to certain tax items.
•	Effective tax rate: 20 percent.
•	Free cash flow: $4.16 billion, down 40 percent y-o-y; 38 percent of revenues.
Detailed reconciliations between results reported in accordance with GAAP and Non-GAAP results are included at the end of this news release.
In the year-over-year comparisons summarized above, the following should be noted: fiscal 2009 results (GAAP and Non-GAAP) included a $783 million charge related to a litigation settlement and patent agreement with Broadcom Corporation, including $35 million recorded in the fourth quarter of 2009; both the fourth quarter and fiscal 2009 results (GAAP and Non-GAAP) also included a $230 million charge related to the Korea Fair Trade Commission fine; GAAP results in fiscal 2009 included a $155 million tax benefit related to prior years as a result of tax audits; net income was favorably impacted in fiscal 2010 (GAAP and Non-GAAP) due to a significant increase in net investment income; and fiscal 2009 operating and free cash flow included the receipt of a $2.5 billion payment related to the license and settlement agreements with Nokia.
Key Business Metrics
Fourth Quarter Fiscal 2010
•	CDMA-based Mobile Station ModemTM (MSMTM) shipments: approximately 111 million units, up 22 percent y-o-y and 8 percent sequentially.
•	Total reported device sales*: approximately $28.3 billion, up 14 percent y-o-y and 12 percent sequentially.

Qualcomm Announces Fourth Quarter and Fiscal 2010 Results	Page 4 of 19
o	Estimated CDMA-based device shipments*: approximately 153 to 157 million units at an estimated average selling price of approximately $179 to $185 per unit.
Fiscal 2010
•	CDMA-based MSM shipments: approximately 399 million units, up 26 percent y-o-y.
•	Total reported device sales*: approximately $105.7 billion, up 7 percent y-o-y.
o	Estimated CDMA-based device shipments*: approximately 561 to 577 million units at an estimated average selling price of approximately $183 to $189 per unit.

*	Royalties are recognized when reported, generally one quarter following shipment.
Cash and Marketable Securities
Our cash, cash equivalents and marketable securities totaled approximately $18.4 billion at the end of the fourth quarter of fiscal 2010, compared to $17.6 billion at the end of the third quarter of fiscal 2010 and $17.7 billion a year ago. On October 13, 2010, we announced a cash dividend of $0.19 per share payable on December 22, 2010 to stockholders of record as of November 24, 2010.
Research and Development

		Share-Based
($ in millions)	Non-GAAP	Compensation	QSI	GAAP
Fourth quarter fiscal 2010	$547	$79	$30	$656
As a % of revenues	19%		N/M	22%
Fourth quarter fiscal 2009	$518	$71	$25	$614
As a % of revenues	19%		N/M	23%
Year-over-year change ($)	6%	11%	20%	7%

N/M —	Not Meaningful
Non-GAAP R&D expenses increased 6 percent y-o-y primarily due to an increase in costs related to the development of integrated circuit products, next-generation CDMA and OFDMA technologies and other initiatives to support the acceleration of advanced wireless products and services. QSI R&D expenses were primarily related to our FLO TV™ subsidiary.

Qualcomm Announces Fourth Quarter and Fiscal 2010 Results	Page 5 of 19
Selling, General and Administrative

		Share-Based
($ in millions)	Non-GAAP	Compensation	QSI	GAAP
Fourth quarter fiscal 2010	$364	$70	$37	$471
As a % of revenues	12%		N/M	16%
Fourth quarter fiscal 2009	$300	$66	$24	$390
As a % of revenues	11%		N/M	14%
Year-over-year change ($)	21%	6%	54%	21%
Non-GAAP selling, general and administrative (SG&A) expenses increased 21 percent y-o-y primarily due to an increase in legal and patent-related costs. QSI SG&A expenses were primarily related to FLO TV.
Effective Income Tax Rate
Our fiscal 2010 effective income tax rates were 20 percent for both GAAP and Non-GAAP. The fiscal 2010 GAAP effective tax rate included tax expense of $137 million because deferred revenue related to the 2008 license and settlement agreements with Nokia was taxable in fiscal 2010, but the resulting deferred tax asset will reverse in future years when our state tax rate, based on the legislation in effect during fiscal 2010, will be lower. The fiscal 2010 GAAP effective tax rate also included $20 million of tax expense as a result of prior year tax audits completed during the fiscal year. The tax expense related to these items was excluded from our Non-GAAP results to provide a clearer understanding of our ongoing tax rate and after tax earnings.
Qualcomm Strategic Initiatives
The QSI segment manages our strategic investment activities, including FLO TV, and makes strategic investments in early-stage companies and in wireless spectrum, such as the Broadband Wireless Access (BWA) spectrum recently won in the auction in India. GAAP results for the fourth quarter fiscal 2010 included a $0.05 loss per share for the QSI segment.
The fourth quarter fiscal 2010 QSI results included $132 million in operating expenses primarily related to FLO TV. In June 2010, in connection with the India BWA spectrum purchase, we entered into a bank loan agreement that is payable in full in Indian rupees in December 2010. At the end of the fourth quarter fiscal 2010, the carrying value of the loan was $1.09 billion.

Qualcomm Announces Fourth Quarter and Fiscal 2010 Results	Page 6 of 19
Business Outlook
The following statements are forward looking and actual results may differ materially. The “Note Regarding Forward-Looking Statements” at the end of this news release provides a description of certain risks that we face, and our annual and quarterly reports on file with the Securities and Exchange Commission (SEC) provide a more complete description of risks.
Our outlook does not include provisions for future asset impairments or the consequences of injunctions, damages or fines related to any pending legal matters unless awarded or imposed by a court, governmental entity or other regulatory body. Further, due to their nature, certain income and expense items, such as realized investment gains or losses, or gains and losses on certain derivative instruments, cannot be accurately forecast. Accordingly, we only include such items in our business outlook to the extent they are reasonably certain; however, actual results may vary materially from the business outlook.
We have commenced a restructuring plan under which we expect to exit the current FLO TV service business. In addition to our ongoing operating costs, we expect to incur restructuring charges related to this plan in the range of $125 million to $175 million in fiscal 2011, which are primarily related to certain contractual obligations and are included in our fiscal 2011 outlook included herein. Additionally, we continue to evaluate strategic options for the FLO TV business, which include, but are not limited to, operating the FLO TV network under a new wholesale service; sale to, or joint venture with, a third party; and/or the sale of the spectrum licenses and the discontinuance of the operation of the network. Additional charges, including impairment of assets, may be incurred as we continue to evaluate or implement these strategic options or if we are unable to generate adequate future cash flows associated with this business.
The following table summarizes GAAP and Non-GAAP guidance based on the current business outlook. The Non-GAAP business outlook presented below is consistent with the presentation of Non-GAAP results elsewhere herein.

Qualcomm Announces Fourth Quarter and Fiscal 2010 Results	Page 7 of 19
The following estimates are approximations and are based on the current business outlook:
Qualcomm’s Business Outlook Summary
FIRST FISCAL QUARTER

	Q1 FY10	Current Guidance
	Results	Q1 FY11 Estimates
Non-GAAP
Revenues	$2.67B	$3.05B — $3.35B
Year-over-year change		increase 14% — 26%
Diluted earnings per share (EPS)	$0.62	$0.70 — $0.74
Year-over-year change		increase 13% — 19%

GAAP
Revenues	$2.67B	$3.05B — $3.35B
Year-over-year change		increase 14% — 25%
Diluted EPS	$0.50	$0.58 — $0.62
Year-over-year change		increase 16% — 24%
Diluted EPS attributable to QSI	($0.03)	($0.05)
Diluted EPS attributable to share-based compensation	($0.07)	($0.07)
Diluted EPS attributable to certain tax items	($0.02)	$0.00

Metrics
MSM shipments	approx. 92M	approx. 115M — 119M
Year-over-year change		increase 25% — 29%
Total reported device sales (1)	$24.5B*	$31.5B — $33.5B*
Year-over-year change		increase 29% — 37%
Est. CDMA-based devices shipped (1)	approx. 126M — 130M*	not provided
Est. CDMA-based device average selling price (1)	approx. $189—$195*	not provided

*	Est. sales in September quarter, reported in December quarter
FISCAL YEAR

	FY 2010	Current Guidance
	Results	FY 2011 Estimates
Non-GAAP
Revenues	$10.98B	$12.4B — $13.0B
Year-over-year change		increase 13% — 18%
Operating Income	$4.32B	$4.8B — $5.3B
Year-over-year change		increase 11% — 23%
Diluted EPS	$2.46	$2.63 — $2.77
Year-over-year change		increase 7% — 13%

GAAP
Revenues	$10.99B	$12.4B — $13.0B
Year-over-year change		increase 13% — 18%
Operating Income	$3.28B	$3.6B — $4.1B
Year-over-year change		increase 10% — 25%
Diluted EPS	$1.96	$2.08 — $2.22
Year-over-year change		increase 6% — 13%
Diluted EPS attributable to QSI	($0.13)	($0.22)
Diluted EPS attributable to share-based compensation	($0.27)	($0.32)
Diluted EPS attributable to certain tax items	($0.10)	($0.01)

CALENDAR YEAR Device Estimates (1)

	Prior Guidance	Current Guidance	Current Guidance
	Calendar 2010	Calendar 2010	Calendar 2011
	Estimates	Estimates	Estimates
Est. CDMA-based device shipments
March quarter	approx. 134M — 138M	approx. 134M — 138M	not provided
June quarter	not provided	approx. 153M — 157M	not provided
September quarter	not provided	not provided	not provided
December quarter	not provided	not provided	not provided

Est. Calendar year range (approx.)	600M — 650M	625M — 650M	740M — 790M

	Midpoint	Midpoint	Midpoint
Est. total CDMA-based units	approx. 625M	approx. 638M	approx. 765M
Est. CDMA units	approx. 236M	approx. 241M	approx. 250M
Est. WCDMA units	approx. 389M	approx. 397M	approx. 515M

(1)	Total reported device sales is the sum of all reported sales in U.S. dollars (as reported to us by our licensees) of all licensed CDMA-based subscriber devices (including handsets, modules, modem cards and other subscriber devices) by our licensees during a particular period. The reported quarterly estimated ranges of ASPs and unit shipments are determined based on the information as reported to us by our licensees during the relevant period and our own estimates of the selling prices and unit shipments for licensees that do not provide such information. Not all licensees report sales, selling prices and/or unit shipments the same way (e.g., some licensees report selling prices net of permitted deductions, such as transportation, insurance and packing costs, while other licensees report selling prices and then identify the amount of permitted deductions in their reports), and the way in which licensees report such information may change from time to time. Total reported device sales, estimated unit shipments and estimated ASPs for a particular period may include prior period activity that is reported with the activity for the particular period. For results using assumptions in effect for quarters prior to the second quarter of fiscal 2010, please refer to the “Changes to QTL Metrics” table of our April 21, 2010 earnings release that was furnished to the Securities and Exchange Commission on Form 8-K.

Qualcomm Announces Fourth Quarter and Fiscal 2010 Results	Page 8 of 19
Results of Business Segments (in millions, except per share data):

				Non-GAAP	Non-	Share-Based		In-
				Reconciling	GAAP	Compensation	Tax	Process		GAAP
SEGMENTS	QCT	QTL	QWI	Items (1)(5)	(5)	(2)	Items (3)	R&D	QSI (4)	(5)
Q4 - FISCAL 2010
Revenues	$1,860	$921	$171	$—	$2,952	$—	$—	$—	$—	$2,952
Change from prior year	9%	10%	17%	N/M	10%				(100)%	10%
Change from prior quarter	10%	9%	6%	N/M	9%				(100)%	9%
Operating income (loss)					$1,130	$(161)	$—	$—	$(132)	$837
Change from prior year					36%	(9)%		N/A	(53)%	40%
Change from prior quarter					14%	(8)%		N/A	N/M	6%
EBT	$519	$754	$(2)	$90	$1,361	$(161)	$—	$—	$(153)	$1,047
Change from prior year	2%	9%	N/M	N/M	38%	(9)%		N/A	(61)%	41%
Change from prior quarter	28%	12%	N/M	N/M	17%	(8)%		N/A	N/M	8%
EBT as a % of revenues	28%	82%	(1%)	N/M	46%	N/M		N/A	N/M	35%
Net income (loss)					$1,105	$(120)	$(40)	$—	$(80)	$865
Change from prior year					36%	(41)%	N/M	N/A	(3)%	8%
Change from prior quarter					18%	(8)%	N/M	N/A	N/M	13%
Diluted EPS					$0.68	$(0.07)	$(0.02)	$—	$(0.05)	$0.53
Change from prior year					42%	(40)%	N/M	N/A	0%	10%
Change from prior quarter					19%	0%	N/M	N/A	N/M	13%
Diluted shares used					1,621	1,621	1,621	1,621	1,621	1,621

Q3 - FISCAL 2010
Revenues	$1,691	$847	$162	$—	$2,700	$—	$—	$—	$6	$2,706
Operating income (loss)					991	(149)	—	—	(50)	792
EBT	404	673	6	78	1,161	(149)	—	—	(41)	971
Net income (loss)					936	(111)	(54)	—	(4)	767
Diluted EPS					$0.57	$(0.07)	$(0.03)	$—	$—	$0.47
Diluted shares used					1,642	1,642	1,642	1,642	1,642	1,642

Q1 - FISCAL 2010
Revenues	$1,608	$917	$142	$1	$2,668	$—	$—	$—	$2	$2,670
Operating income (loss)					1,134	(151)	—	—	(104)	879
EBT	425	772	9	104	1,310	(151)	—	—	(107)	1,052
Net income (loss)					1,041	(114)	(32)	—	(54)	841
Diluted EPS					$0.62	$(0.07)	$(0.02)	$—	$(0.03)	$0.50
Diluted shares used					1,691	1,691	1,691	1,691	1,691	1,691

Q4 - FISCAL 2009
Revenues	$1,699	$837	$146	$1	$2,683	$—	$—	$—	$7	$2,690
Operating income (loss)					831	(148)	—	—	(86)	597
EBT	508	693	(5)	(211)	985	(148)	—	—	(95)	742
Net income (loss)					811	(85)	155	—	(78)	803
Diluted EPS					$0.48	$(0.05)	$0.09	$—	$(0.05)	$0.48
Diluted shares used					1,688	1,688	1,688	1,688	1,688	1,688

12 MONTHS - FISCAL 2010
Revenues	$6,695	$3,659	$628	$—	$10,982	$—	$—	$—	$9	$10,991
Change from prior year	9%	1%	(2)%	N/M	6%				(69)%	6%
Operating income (loss)					$4,316	$(614)	$—	$(3)	$(416)	$3,283
Change from prior year					37%	(5)%		N/M	(23)%	47%
EBT	$1,693	$3,020	$12	$361	$5,086	$(614)	$—	$(3)	$(435)	$4,034
Change from prior year	17%	(2)%	(40)%	N/M	68%	(5)%		N/M	(20)%	94%
Net income (loss)					$4,071	$(442)	$(159)	$(3)	$(220)	$3,247
Change from prior year					86%	3%	N/M	N/M	13%	104%
Diluted EPS					$2.46	$(0.27)	$(0.10)	$—	$(0.13)	$1.96
Change from prior year					88%	0%	N/M	N/M	13%	106%
Diluted shares used					1,658	1,658	1,658	1,658	1,658	1,658

12 MONTHS - FISCAL 2009
Revenues	$6,135	$3,605	$641	$6	$10,387	$—	$—	$—	$29	$10,416
Operating income (loss)					3,153	(584)	—	(6)	(337)	2,226
EBT	1,441	3,068	20	(1,502)	3,027	(584)	—	(6)	(361)	2,076
Net income (loss)					2,187	(455)	118	(6)	(252)	1,592
Diluted EPS					$1.31	$(0.27)	$0.07	$—	$(0.15)	$0.95
Diluted shares used					1,673	1,673	1,673	1,673	1,673	1,673

(1)	Non-GAAP reconciling items related to revenues consist primarily of other nonreportable segment revenues less intersegment eliminations. Non-GAAP reconciling items related to earnings before taxes consist primarily of certain investment income or losses, interest expense, research and development expenses, sales and marketing expenses and other operating expenses that are not allocated to the segments for management reporting purposes, nonreportable segment results and the elimination of intersegment profit.

Qualcomm Announces Fourth Quarter and Fiscal 2010 Results	Page 9 of 19

(2)	Certain share-based compensation is included in operating expenses as part of employee-related costs but is not allocated to the Company’s segments as such costs are not considered relevant by management in evaluating segment performance.

(3)	During the first, second, third and fourth quarters of fiscal 2010, the Company recorded $32 million, $33 million, $32 million and $40 million in state tax expense, respectively, or $0.02 diluted loss per share for each quarter, because deferred revenue related to the license and settlement agreements with Nokia was taxable in fiscal 2010 but the resulting deferred tax asset will reverse in future years when the Company’s state tax rate, based on the legislation in effect during fiscal 2010, will be lower. During the third quarter of fiscal 2010, the Company recorded $22 million of tax expense, or $0.01 diluted loss per share, as a result of prior year tax audits completed during the third quarter.

(4)	At fiscal year-end, the sum of the quarterly tax provisions for each column, including QSI, equals the annual tax provisions for each column computed in accordance with GAAP. In interim quarters, the tax provision for the QSI operating segment is computed by subtracting the Non-GAAP tax provision, the tax items column and the tax provision related to share-based compensation from the GAAP tax provision.

(5)	Fiscal 2009 results included a $783 million charge related to a litigation settlement and patent agreement with Broadcom Corporation, including $748 million recorded in the second quarter of fiscal 2009 and $35 million recorded in the fourth quarter of 2009. The fourth quarter of fiscal 2009 results also included a $230 million charge related to the Korea Fair Trade Commission fine.
N/M — Not Meaningful
N/A — Not Applicable
Sums may not equal totals due to rounding.
Conference Call
Qualcomm’s fourth quarter fiscal 2010 earnings conference call will be broadcast live on November 3, 2010 beginning at 1:45 p.m. Pacific Time (PT) on the Company’s web site at: www.qualcomm.com. This conference call may contain forward-looking financial information and will include a discussion of “Non-GAAP financial measures” as that term is defined in Regulation G. The most directly comparable GAAP financial measures and information reconciling these Non-GAAP financial measures to the Company’s financial results prepared in accordance with GAAP, as well as the other material financial and statistical information to be discussed in the conference call, will be posted on the Company’s Investor Relations web site at www.qualcomm.com immediately prior to commencement of the call. A taped audio replay will be available via telephone on November 3, 2010, beginning at approximately 5:30 p.m. PT through December 3, 2010 at 9:00 p.m. PT. To listen to the replay, U.S. callers may dial (800) 642-1687 and international callers may dial (706) 645-9291. U.S. and international callers should use reservation number 17283098. An audio replay of the conference call will be available on the Company’s web site at www.qualcomm.com following the live call.
Editor’s Note: To view the web slides that accompany this earnings release and conference call, please go to the Qualcomm Investor Relations website at: http://investor.qualcomm.com/results.cfm
Qualcomm Incorporated (Nasdaq: QCOM) is a world leader in next-generation mobile technologies. For 25 years, Qualcomm ideas and inventions have driven the evolution of wireless communications, connecting people more closely to information, entertainment and

Qualcomm Announces Fourth Quarter and Fiscal 2010 Results	Page 10 of 19
each other. Today, Qualcomm technologies are powering the convergence of mobile communications and consumer electronics, making wireless devices and services more personal, affordable and accessible to people everywhere. For more information, please visit www.qualcomm.com
Note Regarding Use of Non-GAAP Financial Measures
The Company presents Non-GAAP financial information that is used by management (i) to evaluate, assess and benchmark the Company’s operating results on a consistent and comparable basis; (ii) to measure the performance and efficiency of the Company’s ongoing core operating businesses, including the Qualcomm CDMA Technologies, Qualcomm Technology Licensing and Qualcomm Wireless & Internet segments; and (iii) to compare the performance and efficiency of these segments against each other and against competitors outside the Company. Non-GAAP measurements of the following financial data are used by the Company’s management: revenues, R&D expenses, SG&A expenses, total operating expenses, operating income (loss), net investment income (loss), income (loss) before income taxes, effective tax rate, net income (loss), diluted earnings (loss) per share, operating cash flow and free cash flow. Management is able to assess what it believes is a more meaningful and comparable set of financial performance measures for the Company and its business segments by using Non-GAAP information. As a result, management compensation decisions and the review of executive compensation by the Compensation Committee of the Board of Directors focus primarily on Non-GAAP financial measures applicable to the Company and its business segments.
Non-GAAP information used by management excludes the QSI segment, certain share-based compensation, certain tax items and acquired in-process R&D. The QSI segment is excluded because the Company expects to exit its strategic investments at various times, and the effects of fluctuations in the value of such investments are viewed by management as unrelated to the Company’s operational performance. Share-based compensation, other than amounts related to share-based awards granted under a bonus program that may result in the issuance of unrestricted shares of the Company’s common stock, is excluded because management views such share-based compensation as unrelated to the Company’s operational performance. Further, share-based compensation related to stock options is affected by factors that are subject to change, including the Company’s stock price, stock market volatility, expected option life, risk-free interest rates and expected dividend payouts

Qualcomm Announces Fourth Quarter and Fiscal 2010 Results	Page 11 of 19
in future years. Certain tax items that were recorded in reported earnings in each fiscal year presented, but were unrelated to the fiscal year in which they were recorded, are excluded in order to provide a clearer understanding of the Company’s ongoing Non-GAAP tax rate and after tax earnings. Acquired in-process R&D is excluded because such expense is viewed by management as unrelated to the operating activities of the Company’s ongoing core businesses.
The Company presents free cash flow, defined as net cash provided by operating activities less capital expenditures, to facilitate an understanding of the amount of cash flow generated that is available to grow its business and to create long-term shareholder value. The Company believes that this presentation is useful in evaluating its operating performance and financial strength. In addition, management uses this measure to evaluate the Company’s performance, to value the Company and to compare its operating performance with other companies in the industry.
The Non-GAAP financial information presented herein should be considered in addition to, not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. In addition, “Non-GAAP” is not a term defined by GAAP, and, as a result, the Company’s measure of Non-GAAP results might be different than similarly titled measures used by other companies. Reconciliations between GAAP results and Non-GAAP results are presented herein.
Note Regarding Forward-Looking Statements
In addition to the historical information contained herein, this news release contains forward-looking statements that are subject to risks and uncertainties. Actual results may differ substantially from those referred to herein due to a number of factors, including but not limited to risks associated with: the rate of deployment and adoption of, and demand for, our technologies in wireless networks and of wireless communications, equipment and services, including CDMA2000 1X, 1xEV-DO, WCDMA, HSPA, TD-SCDMA and OFDMA, both domestically and internationally; the uncertainty of global economic conditions and its potential impact on demand for our products, services or applications and the value of our marketable securities; competition; our dependence on major customers and licensees; attacks on our licensing business model, including results of current and future litigation and arbitration proceedings, as well as actions of governmental or quasi-governmental bodies,

Qualcomm Announces Fourth Quarter and Fiscal 2010 Results	Page 12 of 19
and the costs we incur in connection therewith, including potentially damaged relationships with customers and operators who may be impacted by the results of these proceedings; our dependence on third-party manufacturers and suppliers; foreign currency fluctuations; strategic investments and transactions we have or may pursue; defects or errors in our products and services; the success of the FLO TV service business and MediaFLO™ technology; the development and commercial success of the mirasol® display technology; as well as the other risks detailed from time-to-time in our SEC reports, including the report on Form 10-K for the year ended September 26, 2010. The Company undertakes no obligation to update, or continue to provide information with respect to, any forward-looking statement or risk factor, whether as a result of new information, future events or otherwise.
###
Qualcomm is a registered trademark of Qualcomm Incorporated. FLO TV and MediaFLO are trademarks of Qualcomm Incorporated. mirasol is a registered trademark of Qualcomm MEMS Technologies, Inc. CDMA2000 is a registered trademark of the Telecommunications Industry Association (TIA USA). All other trademarks are the property of their respective owners.

Qualcomm Announces Fourth Quarter and Fiscal 2010 Results	Page 13 of 19
Qualcomm Incorporated
Supplemental Information for the Three Months Ended September 26, 2010
(Unaudited)

	Non-GAAP	Share-Based			Tax						GAAP
	Results	Compensation			Items			QSI			Results
($ in millions except per share data)
R&D	$547		$79			$—			$30		$656

SG&A	364		70			—			37		471

Operating income (loss)	1,130		(161)			—			(132)		837

Investment income (loss), net	231		—			—			(21	) (a)	210

Tax rate	19%		N/M			N/M			N/M		17%

Net income (loss)	$1,105	$	(120)		$	( 40	)(b)	$	(80)		$865

Diluted earnings (loss) per share (EPS)	$0.68	$	(0.07)		$	(0.02)		$	(0.05)		$0.53

Operating Cash Flow	$1,214	$	( 11	) (c)		$—		$	(110)		$1,093
Operating Cash Flow as % of Revenues	41%		N/A			N/A			N/M		37%

Free Cash Flow (d)	$1,113	$	( 11	) (c)		$—			$(122)		$980
Free Cash Flow as a % of Revenues	38%		N/A			N/A			N/M		33%

(a)	The Company’s strategic investment activities included $25 million in interest expense and $7 million in other-than-temporary losses on investments, partially offset by $7 million in gains on derivative instruments, $3 million in interest and dividend income related to cash, cash equivalents and marketable securities and $1 million in net realized gains on investments.

(b)	During the fourth quarter of fiscal 2010, the Company recorded a $40 million state tax expense, or $0.02 diluted loss per share, because deferred revenue related to the license and settlement agreements with Nokia was taxable in fiscal 2010 but the resulting deferred tax asset will reverse in future years when the Company’s state tax rate, based on the legislation in effect during fiscal 2010, will be lower.

(c)	Incremental tax benefits from stock options exercised during the period.

(d)	Free Cash Flow is calculated as net cash provided by operating activities less capital expenditures. Reconciliation of these amounts is included in the “Reconciliation of Non-GAAP Free Cash Flows to Net Cash Provided by Operating Activities (GAAP) and Other Supplemental Disclosures” for the three months ended September 26, 2010, included herein.
N/M – Not Meaningful
N/A – Not Applicable
Sums may not equal totals due to rounding.

Qualcomm Announces Fourth Quarter and Fiscal 2010 Results	Page 14 of 19
Qualcomm Incorporated
Supplemental Information for the Twelve Months Ended September 26, 2010
(Unaudited)

	Non-GAAP	Share-Based			Tax			In-Process				GAAP
	Results	Compensation			Items			R&D	QSI			Results
($ in millions except per share data)
R&D	$2,142		$300			$—		$3		$104		$2,549

SG&A	1,268		272			—		—		102		1,642

Operating income (loss)	4,316		(614)			—		(3)		(416)		3,283

Investment income (loss), net	770		—			—		—		(19	)(a)	751

Tax rate	20%		28%			N/M		N/A		45%		20%

Net income (loss)	$4,071	$	(442)		$	( 159	)(b)	$ (3)	$	(220)		$3,247

Diluted earnings (loss) per share (EPS)	$2.46	$	(0.27)		$	(0.10)		$—	$	(0.13)		$1.96

Operating Cash Flow	$4,511	$	( 45	)(c)		$—		$—	$	(390)		$4,076
Operating Cash Flow as % of Revenues	41%		N/A			N/A		N/A		N/M		37%

Free Cash Flow (d)		$	( 45	)(c)
	$4,161					$—		$—	$	(466)		$3,650
Free Cash Flow as a % of Revenues	38%		N/A			N/A		N/A		N/M		33%

(a)	The Company’s strategic investment activities included $42 million in interest expense, $15 million in other-than-temporary losses on investments and $3 million in equity in losses of investees, partially offset by $26 million in net realized gains on investments, $8 million in interest and dividend income related to cash, cash equivalents and marketable securities and $7 million in gains on derivative instruments.

(b)	During fiscal 2010, the Company recorded (i) a $137 million state tax expense, or $0.08 diluted loss per share, because deferred revenue related to the license and settlement agreements with Nokia was taxable in fiscal 2010 but the resulting deferred tax asset will reverse in future years when the Company’s state tax rate, based on the legislation in effect during fiscal 2010, will be lower, and (ii) a $22 million tax expense, or $0.01 diluted loss per share, as a result of prior year tax audits completed during fiscal 2010.

(c)	Incremental tax benefits from stock options exercised during the period.

(d)	Free Cash Flow is calculated as net cash provided by operating activities less capital expenditures. Reconciliation of these amounts is included in the “Reconciliation of Non-GAAP Free Cash Flows to Net Cash Provided by Operating Activities (GAAP) and Other Supplemental Disclosures” for the twelve months ended September 26, 2010, included herein.
N/M – Not Meaningful
N/A – Not Applicable

Qualcomm Announces Fourth Quarter and Fiscal 2010 Results	Page 15 of 19
Qualcomm Incorporated
Reconciliation of Non-GAAP Free Cash Flows to
Net Cash Provided by Operating Activities (GAAP)
and Other Supplemental Disclosures
(In millions)
(Unaudited)

	Three Months Ended September 26, 2010
		Share-Based		Tax	In-Process
	Non-GAAP	Compensation		Items	R&D	QSI	GAAP

Net cash provided (used) by operating activities	$1,214	$(11	) (a)	$—	$—	$(110)	$1,093
Less: capital expenditures	(101)	—		—	—	(12)	(113)

Free cash flow	$1,113	$(11)		$—	$—	$(122)	$980

Revenues	2,952	—		—	—	—	2,952
Free Cash Flow as a % of Revenues	38%	N/A		N/A	N/A	N/M	33%

Other supplemental cash disclosures:
Cash transfers from QSI (1)	$2	$—		$—	$—	$(2)	$—
Cash transfers to QSI (2)	(144)	—		—	—	144	—

Net cash transfers	$(142)	$—		$—	$—	$142	$—

	Twelve Months Ended September 26, 2010
		Share-Based		Tax	In-Process
	Non-GAAP	Compensation		Items	R&D	QSI	GAAP

Net cash provided (used) by operating activities	$4,511	$(45	) (a)	$—	$—	$(390)	$4,076
Less: capital expenditures	(350)	—		—	—	(76)	(426)

Free cash flow	$4,161	$(45)		$—	$—	$(466)	$3,650

Revenues	10,982	—		—	—	9	10,991
Free Cash Flow as a % of Revenues	38%	N/A		N/A	N/A	N/M	33%

Other supplemental cash disclosures:
Cash transfers from QSI (3)	$119	$—		$—	$—	$(119)	$—
Cash transfers to QSI (2)	(520)	—		—	—	520	—

Net cash transfers	$(401)	$—		$—	$—	$401	$—

	Three Months Ended September 27, 2009
		Share-Based		Tax	In-Process
	Non-GAAP	Compensation		Items	R&D	QSI	GAAP

Net cash provided (used) by operating activities	$1,411	$(25	) (a)	$—	$—	$(65)	$1,321
Less: capital expenditures	(117)	—		—	—	(27)	(144)

Free cash flow	$1,294	$(25)		$—	$—	$(92)	$1,177

	Twelve Months Ended September 27, 2009
		Share-Based		Tax	In-Process
	Non-GAAP	Compensation		Items	R&D	QSI	GAAP

Net cash provided (used) by operating activities	$7,556	$(79	) (a)	$—	$—	$(305)	$7,172
Less: capital expenditures	(649)	—		—	—	(112)	(761)

Free cash flow	$6,907	$(79)		$—	$—	$(417)	$6,411

(a)	Incremental tax benefits from stock options exercised during the period.

(1)	Cash from sale of equity investments.

(2)	Primarily funding for strategic debt and equity investments, capital expenditures and other QSI operating expenses.

(3)	Cash from sale of equity investments and Australia spectrum license.

N/M —	Not Meaningful

N/A —	Not Applicable

Qualcomm Announces Fourth Quarter and Fiscal 2010 Results	Page 16 of 19
Qualcomm Incorporated
Reconciliation of Non-GAAP Tax Rate to GAAP Tax Rate
(in millions)
(Unaudited)

	Three Months Ended September 26, 2010
	Non-GAAP	Share-Based				In-Process			GAAP
	Results	Compensation		Tax Items		R&D	QSI (a)		Results
Income (loss) before income taxes	$1,361	$	(161)		$—	$—	$	(153)	$1,047
Income tax (expense) benefit	(256)		41		(40)	—		73	(182)

Net income (loss)	$1,105	$	(120)	$	(40)	$—	$	(80)	$865

Tax rate	19%		25%		N/M	N/M		N/M	17%

	Twelve Months Ended September 26, 2010
	Non-GAAP	Share-Based			In-Process				GAAP
	Results	Compensation		Tax Items	R&D		QSI		Results
Income (loss) before income taxes	$5,086	$	(614)	$—	$	(3)	$	(435)	$4,034
Income tax (expense) benefit	(1,015)		172	(159)		—		215	(787)

Net income (loss)	$4,071	$	(442)	$(159)	$	(3)	$	(220)	$3,247

Tax rate	20%		28%	N/M		N/M		49%	20%

(a)	At fiscal year-end, the sum of the quarterly tax provisions for each column, including QSI, equals the annual tax provisions for each column computed in accordance with GAAP. In interim quarters, the tax provision for the QSI operating segment is computed by subtracting the Non-GAAP tax provision, the tax items column and the tax provision related to share-based compensation from the GAAP tax provision.
N/M — Not Meaningful

Qualcomm Announces Fourth Quarter and Fiscal 2010 Results	Page 17 of 19
Qualcomm Incorporated
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions, except per share data)
(Unaudited)

	September 26,	September 27,
	2010	2009
ASSETS
Current assets:
Cash and cash equivalents	$3,547	$2,717
Marketable securities	6,732	8,352
Accounts receivable, net	730	700
Inventories	528	453
Deferred tax assets	321	149
Other current assets	275	199

Total current assets	12,133	12,570
Marketable securities	8,123	6,673
Deferred tax assets	1,922	843
Property, plant and equipment, net	2,373	2,387
Goodwill	1,488	1,492
Other intangible assets, net	3,022	3,065
Other assets	1,511	415

Total assets	$30,572	$27,445

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Trade accounts payable	$764	$636
Payroll and other benefits related liabilities	467	480
Unearned revenues	623	441
Loan payable to banks	1,086	—
Income taxes payable	1,443	29
Other current liabilities	1,085	1,227

Total current liabilities	5,468	2,813
Unearned revenues	3,485	3,464
Other liabilities	761	852

Total liabilities	9,714	7,129

Stockholders’ equity:
Preferred stock, $0.0001 par value; issuable in series; 8 shares authorized; none outstanding at September 26, 2010 and September 27, 2009	—	—
Common stock, $0.0001 par value; 6,000 shares authorized; 1,612 and 1,669 shares issued and outstanding at September 26, 2010 and September 27, 2009, respectively	—	—
Paid-in capital	6,856	8,493
Retained earnings	13,305	11,235
Accumulated other comprehensive income	697	588

Total stockholders’ equity	20,858	20,316

Total liabilities and stockholders’ equity	$30,572	$27,445

Qualcomm Announces Fourth Quarter and Fiscal 2010 Results	Page 18 of 19
Qualcomm Incorporated
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share data)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	September 26,	September 27,	September 26,	September 27,
	2010	2009	2010	2009
Revenues:
Equipment and services	$1,950	$1,769	$6,980	$6,466
Licensing and royalty fees	1,002	921	4,011	3,950

Total revenues	2,952	2,690	10,991	10,416

Operating expenses:
Cost of equipment and services revenues	988	824	3,517	3,181
Research and development	656	614	2,549	2,440
Selling, general and administrative	471	390	1,642	1,556
Litigation settlement, patent license and other related items	—	35	—	783
KFTC fine	—	230	—	230

Total operating expenses	2,115	2,093	7,708	8,190

Operating income	837	597	3,283	2,226

Investment income (loss), net	210	145	751	(150)

Income before income taxes	1,047	742	4,034	2,076
Income tax (expense) benefit	(182)	61	(787)	(484)

Net income	$865	$803	$3,247	$1,592

Basic earnings per common share	$0.54	$0.48	$1.98	$0.96

Diluted earnings per common share	$0.53	$0.48	$1.96	$0.95

Shares used in per share calculations:
Basic	1,608	1,666	1,643	1,656

Diluted	1,621	1,688	1,658	1,673

Dividends per share paid	$0.19	$0.17	$0.72	$0.66

Dividends per share announced	$0.19	$0.17	$0.72	$0.66

Qualcomm Announces Fourth Quarter and Fiscal 2010 Results	Page 19 of 19
Qualcomm Incorporated
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	September 26,	September 27,	September 26,	September 27,
	2010	2009	2010	2009
Operating Activities:
Net income	$865	$803	$3,247	$1,592
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	171	175	666	635
Revenues related to non-monetary exchanges	(31)	(29)	(130)	(114)
Income tax provision in excess of income tax payments	36	(255)	116	(33)
Non-cash portion of share-based compensation expense	159	148	612	584
Non-cash portion of interest and dividend income	(7)	(24)	(24)	(68)
Incremental tax benefit from stock options exercised	(11)	(25)	(45)	(79)
Net realized gains on marketable securities and other investments	(131)	(80)	(405)	(137)
Impairment losses on marketable securities and other investments	23	46	125	763
Other items, net	13	14	(40)	36
Changes in assets and liabilities, net of effects of acquisitions:
Accounts receivable, net	73	366	(18)	3,083
Inventories	(87)	(74)	(80)	69
Other assets	11	(41)	(60)	(58)
Trade accounts payable	125	65	148	57
Payroll, benefits and other liabilities	(68)	273	(229)	984
Unearned revenues	(48)	(41)	193	(142)

Net cash provided by operating activities	1,093	1,321	4,076	7,172

Investing Activities:
Capital expenditures	(113)	(144)	(426)	(761)
Advance payment on spectrum	—	—	(1,064)	—
Purchases of available-for-sale securities	(1,924)	(3,946)	(8,973)	(10,443)
Proceeds from sale of available-for-sale securities	3,086	1,668	10,440	5,274
Purchases of other marketable securities	(850)	—	(850)	—
Cash received for partial settlement of investment receivables	1	—	34	349
Other investments and acquisitions, net of cash acquired	(49)	(7)	(94)	(54)
Change in collateral held under securities lending	—	—	—	173
Other items, net	6	(1)	94	5

Net cash provided (used) by investing activities	157	(2,430)	(839)	(5,457)

Financing Activities:
Borrowing under loan payable to banks	—	—	1,064	—
Proceeds from issuance of common stock	170	366	689	642
Incremental tax benefit from stock options exercised	11	25	45	79
Repurchase and retirement of common stock	(122)	—	(3,016)	(285)
Dividends paid	(305)	(283)	(1,177)	(1,093)
Change in obligations under securities lending	—	—	—	(173)
Other items, net	(9)	(3)	(10)	(3)

Net cash (used) provided by financing activities	(255)	105	(2,405)	(833)

Effect of exchange rate changes on cash	11	—	(2)	(5)

Net increase (decrease) in cash and cash equivalents	1,006	(1,004)	830	877
Cash and cash equivalents at beginning of period	2,541	3,721	2,717	1,840

Cash and cash equivalents at end of period	$3,547	$2,717	$3,547	$2,717